UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Virginia Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

[List Other Person(s) or replace with LP24 (total) if blank]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO OF VIRGINIA FINANCIAL GROUP, INC.]

24 South Augusta Street	102 S. Main Street
P.O. Box 1309	P.O. Box 71
Staunton, Virginia 24402	Culpeper, Virginia 22701

Dear Fellow Shareholders:

          You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Virginia Financial Group, Inc.  The meeting will be held on Monday, April 28, 2003, at 10:00 a.m. at the Omni Hotel, 235 West Main Street, Charlottesville, Virginia.  The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting.  Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

          Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded.  The proxy may be revoked at any time before it is voted at the Annual Meeting.

          We appreciate your continuing loyalty and support of Virginia Financial Group, Inc. and its affiliated companies.

Sincerely,

/s/ HARRY V. BONEY, JR.

Harry V. Boney, Jr. Chairman of the Board

/s/ O. R. BARHAM, JR.

O. R. Barham, Jr. President & Chief Executive Officer

March 31, 2003

[LOGO OF VIRGINIA FINANCIAL GROUP, INC.]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2003

To Our Shareholders:

          The Annual Meeting of Shareholders of Virginia Financial Group, Inc. will be held on Monday, April 28, 2003, at 10:00 a.m. at the Omni Hotel, 235 West Main Street, Charlottesville, Virginia, for the following purposes:

1.	To elect six (6) directors to serve until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting.

          Shareholders of record at the close of business on March 17, 2003, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ FRED D. BOWERS

Fred D. Bowers Secretary

March 31, 2003

IMPORTANT NOTICE

          Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope so that your shares will be represented at the meeting.  Shareholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxies are revoked.

VIRGINIA FINANCIAL GROUP, INC.
24 South Augusta Street
Post Office Box 1309
Staunton, Virginia 24402-1309

102 South Main Street
Post Office Box 71
Culpeper, Virginia  22701

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2003

GENERAL INFORMATION

          The enclosed proxy is solicited by and on behalf of the Board of Directors of Virginia Financial Group, Inc. (the “Company”) for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Monday, April 28, 2003, at 10:00 a.m. at the Omni Hotel, 235 West Main Street, Charlottesville, Virginia, for the purposes set forth in the accompanying Notice of Annual Meeting.  The approximate mailing date of this Proxy Statement and accompanying proxy is March 31, 2003.

Revocation and Voting of Proxies

          Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by submitting a written notice of revocation or a duly executed proxy bearing a later date to the Company at its office located at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701.  Shareholders also may revoke their proxies by attending the Annual Meeting and voting in person.  Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.  If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications.  If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named inproposal 1 and FOR proposal 2, as set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

          Only shareholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on the record date, 7,175,299 shares of Company common stock, par value $5.00 per share, were outstanding and entitled to vote at the Annual Meeting.  The Company has no other class of stock outstanding.

          Each share of Company common stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.  Shareholders of the Company are not entitled to cumulative voting rights.  The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

          With regard to the election of directors, votes may be cast in favor or withheld.  If a quorum is present, the nominees receiving the greatest number of votes cast (even if less than a majority) will be elected directors; therefore, votes withheld will have no effect.  The ratification of Yount, Hyde & Barbour, P.C. as the Company’s external auditors requires the affirmative vote of a majority of the shares cast on the matter.  Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

          The expenses of soliciting proxies will be borne by the Company.  Proxies are being solicited by mail, and also may be solicited by directors, officers and employees of the Company in person, by telephone, or by mail.  Officers, directors and employees of the Company will not receive special compensation for their solicitation activities.  The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information, as of March 17, 2003, about the beneficial ownership of the Company’s common stock of each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group.  To the Company’s knowledge, no shareholder of the Company owns more than 5% of the Company’s outstanding common stock.

Name	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Outstanding

Directors
Lee S. Baker	22,156	(2)	*
O.R. Barham, Jr.	32,517	(3)	*
Benham M. Black	19,432	(4)	*
Harry V. Boney, Jr.	25,042	(5)	*
Fred D. Bowers	9,100	(6)	*
E. Page Butler	25,000	(7)	*
Gregory L. Fisher	2,566		*
Taylor E. Gore	9,954		*
Christopher M. Hallberg	12,106		*
Jan S. Hoover	1,100	(8)	*
W. Robert Jebson, Jr.	7,882	(11)	*
Martin F. Lightsey	1,050	(9)	*
P. William Moore, Jr.	8,242	(10)	*
H. Wayne Parrish	11,018		*
Thomas F. Williams, Jr.	18,753	(12)	*
Non-Director Executive Officer
Jeffrey W. Farrar	10,996	(3)	*
All directors and executive officers as a group (16 persons)	216,914		3.0%

*	Represents less than 1% of the total outstanding shares of the Company’s common stock.

(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire beneficial ownership of the security within 60 days.

(2)	Includes 17,192 shares registered in the name of corporations and 1,000 shares registered in Mr. Baker’s spouse’s name, as to which shares Mr. Baker disclaims beneficial ownership.
(3)

Includes 20,950 shares and 8,156 shares for Mr. Barham and Mr. Farrar, respectively, that are subject to presently exercisable options. Also includes 1,035 shares and 360 shares for Mr. Barham and Mr. Farrar, respectively, of restricted stock that vest in equal one-third installments commencing on December 2, 2003.

(4)

Includes 18,318 shares registered in the name of a trustee.  Also includes 200 shares registered in Mr. Black’s spouse’s name, as to which shares Mr. Black disclaims beneficial ownership.  In addition, Mr. Black is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. (“Mocomp”), which, in turn, owns 254,672 shares of the Company’s common stock.  Mr. Black also is one of five directors of Mocomp.  Mr. Black refrains from voting as a Mocomp director on any matter relating to the Company.  Mr. Black does not have any ownership interest in P.W. Moore Trust U/A and does not own any shares of Mocomp. Mr. Black disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.

(5)

Includes 300 shares registered in Mr. Boney’s spouse’s name and 15,500 shares registered in the name of trustees, as to which shares Mr. Boney disclaims beneficial ownership. Also includes 6,402 shares of restricted stock that vest in equal one-third installments commencing on December 2, 2003.

(6)	Includes 8,100 shares registered in Mr. Bowers’ spouse’s name, as to which shares Mr. Bowers disclaims beneficial ownership.
(7)	Includes 1,265 shares that are subject to presently exercisable stock options. Also includes 6,999 shares held in the name of corporations and 434 shares held in Mr. Butler’s spouse’s name.
(8)	Includes 300 shares registered in Ms. Hoover’s child’s name, as to which shares Ms. Hoover disclaims beneficial ownership.
(9)	Includes 800 shares registered in Mr. Moore’s spouse’s name and 3,500 shares registered in the name of Moore Brothers Company Incorporated, of which Mr. Moore is President.
(10)

Mr. Moore is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. (“Mocomp”), which, in turn, owns 254,672 shares of the Company’s common stock.  Mr. Moore also is one of five directors of Mocomp.  Mr. Moore refrains from voting as a Mocomp director on any matter relating to the Company.  Mr. Moore disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.

(11)	Includes 753 shares registered in Mr. Jebson’s spouse’s name, as to which shares Mr. Jebson disclaims beneficial ownership.
(12)	Includes 5,004 shares registered in Mr. Williams’ spouse’s name and 571 shares owned by Investors Ten Partnership, as to which shares Mr. Williams disclaims beneficial ownership.

PROPOSAL ONE
ELECTION OF DIRECTORS

          The Board of Directors of the Company is divided into three classes of directors (Class I, Class II and Class III).  The term of office for the Class II directors will expire at the Annual Meeting.  The first six persons in the table below, all of who currently serve as Class II directors of the Company, will be nominated to serve as Class II directors.  If elected, the Class II directors will serve for a term of three years until the 2006 Annual Meeting, or until their retirement or successors are duly elected and qualify.

          The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld.  If any of the persons named below is unavailable to serve for any reason, an event that the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.  In the alternative, the Board may reduce the size of a class of directors to the number of remaining nominees, if any, for whom the proxies will be voted.

          The following table sets forth certain information concerning the nominees for election at the Annual Meeting as directors, as well as certain information about the remaining Class I and Class III directors, who will continue in office after the Annual Meeting until the 2005 and 2004 Annual Meetings, respectively.  The Board of Directors recommends that the shareholders vote FOR election of the directors who have been nominated.

NOMINEES FOR ELECTION

CLASS II DIRECTORS

(Term to Expire at 2006 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

Harry V. Boney, Jr.	Mr. Boney, 69, is Chairman of the Board of the Company. Mr. Boney previously served as President and Chief Executive Officer of Planters Bank & Trust. He has served as a director of the
Company since 1975. (1)(3)

Fred D. Bowers

Mr. Bowers, 66, is Secretary of the Company.  Mr. Bowers previously served as Executive Vice President and Chief Financial Officer of Planters Bank & Trust.  Mr. Bowers has served as a director of the Company since 2001. (3)

Taylor E. Gore

Mr. Gore, 64, is Vice Chairman and previously served as Executive Vice President and General Manager of Culpeper Farmers’ Co-op, Inc., Culpeper, Virginia.  He has served as a director of the Company since 1975. (2)

Jan S. Hoover	Mrs. Hoover, 46, is Vice President and Treasurer of Arehart Associates, Ltd., an accounting services and financial consulting company. She has served as a director of the Company since 1995. (3)

W. Robert Jebson, Jr.	Mr. Jebson, 69, is the President of Environmental Systems Service, Ltd., an environmental services company located in Culpeper, Virginia. He has served as a director of the Company since 1990. (2)

H. Wayne Parrish	Mr. Parrish, 59, is owner of Parrish Appraisal Service located in Fredericksburg, Virginia. Mr. Parrish has served as a director of the Company since 1988. (2)

CLASS I DIRECTORS
(Serving until 2005 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

E. Page Butler	Mr. Butler, 55, is the President of Butler Construction of Va., Inc., a commercial construction company located in Spotsylvania, Virginia. He has served as a director of the Company since 1996. (2)

Gregory L. Fisher	Mr. Fisher, 53, is the President of Eddins Ford, Inc., an automobile dealership in Madison, Virginia. He has served as a director of the Company since 1992. (2)

Christopher M. Hallberg

Mr. Hallberg, 53, is the owner of Hallberg and O’Malley Financial Group, Inc., a financial services advisory firm located in Fredericksburg, Virginia.  He has served as a director of the Company since 1988. (2)

Martin F. Lightsey	Mr. Lightsey, 60, is the Chairman of the Board of Specialty Blades, Inc., a specialty blades manufacturer in Staunton, Virginia. He has served as a director of the Company since 1995. (3)

CLASS III DIRECTORS

(Serving Until 2004 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

Lee S. Baker	Mr. Baker, 52, is the owner and manager of Staunton Tractor, Inc., Staunton, Virginia. Mr. Baker has served as a director of the Company since 1984. (1)(3)

O. R. Barham, Jr.

Mr. Barham, 52, is President and Chief Executive Officer of the Company.  Prior to January 18, 2002, he served as President and Chief Executive Officer of Virginia Commonwealth. He has served as a director of the Company since 1996. (2)

Benham M. Black	Mr. Black, 68, is a partner in the law firm of Black, Noland & Read, P.L.C., Staunton, Virginia. He has served as a director of the Company since 1969. (1)(3)

P. William Moore, Jr.	Mr. Moore, 61, is Chairman of Moore Brothers Co., Inc., a commercial construction company. He has served as a director of the Company since 2001. (3)

Thomas F. Williams, Jr.	Mr. Williams, 64, is a partner in the law firm of Franklin, Williams and Cowan in Fredericksburg, Virginia. He has served as a director of the Company since 1988. (2)

(1)	Includes term as a director of Planters Bank & Trust Company of Virginia before it formed Virginia Financial Corporation in 1997 as a one-bank holding company.
(2)	Includes term as a director of Virginia Commonwealth Financial Corporation (“Virginia Commonwealth”) before it became Virginia Financial Group, Inc. on January 18, 2002.
(3)	Includes term as a director of Virginia Financial Corporation (“Virginia Financial”) before it became Virginia Financial Group, Inc. on January 18, 2002.

Board of Directors and Committees

          The Company’s Board of Directors met monthly in 2002.  In 2002, all directors attended at least 75% of the regular, special, and committee meetings of the Board of Directors, which he or she was required to attend.

          The Audit Committee consists of Messrs. Black, Fisher, Parrish (Chairman) and Mrs. Hoover.  The principal responsibilities of the committee are to ensure that the Board receives objective information regarding policies, procedures, and activities with respect to auditing, accounting, internal controls, financial reporting, regulatory matters, and such other activities as may be directed by the Board.  The committee met four times in 2002.

          The Company has an Executive Committee consisting of Messrs. Barham, Boney (Chairman), Gore (Vice-Chairman) and Lightsey.  This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board. The committee met four times in 2002.

          The Company has a Personnel and Compensation Committee consisting of Messrs. Baker, Bowers (Chairman), Butler and Williams. This committee reviews employee benefit plans and the level of compensation for each officer and director of the affiliates.  This committee met nine times during 2002.

          The Company has a Trust Committee consisting of Messrs. Hallberg, Jebson (Chairman), Lightsey, Moore, Parrish and Mrs. Hoover. This committee also functions as a Board of Directors for Virginia Commonwealth Trust Company. This committee met eight times during 2002.

          The Company has a Corporate Governance Committee responsible for review and establishment of corporate governance and policy.  This committee consists of Messrs. Barham, Black (Chairman), Bowers, Fisher and Williams. This committee met four times in 2002.

          The Board of Directors has no separate nominating committee.  The entire Board makes nominations and considers the qualifications of any candidates for membership on the Board.  In its capacity as the nominating committee, the Board will accept for consideration shareholder nominations for directors if made in writing.  In accordance with the Company’s bylaws, a shareholder nomination must include sufficient background information with respect to the nominee and sufficient identification of the nominating shareholder, as well as the nominee’s written consent.  To be considered for the 2004 Annual Meeting of Shareholders, the Company’s Secretary at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 must receive nominations by December 1, 2003.

          There are no family relationships among any of the Company’s directors or executive officers, and none of the directors serve as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

          Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) during 2002, with the exception of Messrs. Barham, Boney and Farrar, who each reported a December 2, 2002 award of restricted stock on a year-end Form 5.

Securities Authorized For Issuance Under Equity Compensation Plans

          The following table sets forth information as of December 31, 2002 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Plan Category
Equity compensation plans approved by shareholders (1)	67,875	$18.12	682,125	(1)

Equity compensation plans not approved by shareholders	-0-	-0-	-0-
Total	67,875	$18.12	682,125

(1)      Represents the Company Stock Incentive Plan.

EXECUTIVE COMPENSATION

          Summary of Cash and Certain Other Compensation.  The following table shows the cash compensation earned by Harry V. Boney, Jr., Chairman of the Board, Mr. O. R. Barham, Jr., President and Chief Executive Officer of the Company, and Mr. Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Company, during 2002, 2001, and 2000. During 2002, no other executive officer of the Company received compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual (1) Compensation	Restricted Stock Awards($) (2)	Securities Underlying Options(#) (3)	All Other Compensation (4)

O.R. Barham, Jr. President/Chief Executive Officer	2002	$250,000	$74,500	—	$33,948	7,100	$12,500
	2001	190,000	15,168	—	—	—	9,500
	2000	180,000	14,053	—	31,122	9,624	9,000
Harry V. Boney, Jr. Chairman of the Board	2002	90,000	—	—	209,986	—	8,459
	2001	176,129	16,278	—	—	—	17,739
	2000	—	—	—	—	—	—
Jeffrey W. Farrar Executive Vice President/CFO	2002	130,000	37,664	—	11,808	2,500	2,651
	2001	100,000	8,158	—	—	—	2,055
	2000	93,000	5,000	—	12,600	3,930	2,870

(1)

The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported for the named executive officers in any of the three years reported.

(2)

Based on the closing price of the Company’s common stock on December 31, 2002, Mr. Barham held 1,035 shares of Company restricted stock, having an aggregate value of $30,843, Mr. Boney held 6,402 shares of restricted stock, having an aggregate value of $190,780, and Mr. Farrar held 360 shares of Company restricted stock having an aggregate value of $10,728.  All restricted shares of the Company’s common stock are entitled to dividends at the same rate as unrestricted shares of the Company’s common stock.

(3)	Issued under the Company’s Stock Incentive Plan.

(4)

Amounts disclosed in this column include payment of Company’s contributions under the 401k plans and officers deferred compensation plans. In 2002, the Company made a 401(k) matching contribution of $8,456 and $2,651 on behalf of Messrs. Boney and Farrar, respectively, and a contribution of $12,500 to Mr. Barham’s deferred compensation plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

O.R. Barham, Jr.	7,100	74%	$32.80	12/2/12	$133,062	$337,204
Harry V. Boney, Jr.	—	—	—	—	—	—
Jeffrey W. Farrar	2,500	26%	32.80	12/2/12	48,853	118,734

(1) Options vest in one-fifth installments commencing on December 2, 2003.

FISCAL YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable

O.R. Barham, Jr.	13,850/7,100	$210,659/$0
Harry V. Boney, Jr.	—	—
Jeffrey W. Farrar	5,656/2,500	$86,028/$0

Employment Agreements

          The Company has employment agreements with Messrs. Barham, Boney and Farrar, which are for three-year terms and thereafter automatically renew for one-year terms unless terminated, except for Mr. Boney’s agreement, which expires in 2004.  Each of the contracts provides base pay, opportunities for Messrs. Barham and Farrar to earn incentive bonuses based on performance criteria set by the Board, annual incentive stock options or restricted stock awards, health insurance and other benefits, such as a car or vehicle allowance, country club dues, and reimbursement for costs of attending professional meetings.  Mr. Boney’s contract is based on the assumption that, as Chairman, he will work no more than 20 hours per week on average.  Under these agreements, if the Company terminates the employee without cause or the employee terminates his employment for good reason (as defined in the contracts), the Company is obligated to pay the employee’s annual base salary and maintain the employee’s welfare benefits for an additional 18 months.  These employment agreements also provide for three years continued employment in the event of a change in control (as defined in the agreement) of the Company. If, however, following a change in control, the Company terminates the employee without cause or the employee terminates his employment for good reason, the Company is obligated to maintain the employee’s welfare benefits for an additional 36 months and to pay the employee a lump-sum cash payment equaling 2.99 times his combined annual base salary at the time of termination and his highest annual bonus during the two most recently completed years.

Retirement Benefits

          Effective January 18, 2002, Virginia Commonwealth merged with and into Virginia Financial under the new name Virginia Financial Group, Inc. (the “Merger”).  Prior to the Merger, Virginia Commonwealth and Virginia Financial and several of their affiliates each maintained various tax qualified and non-qualified employee benefit plans for their employees. Except with respect to the Company’s retirement plans or as otherwise noted below, all plans described below have been combined to cover employees from both former companies.  Any employees hired by the Company’s affiliates after June 30, 2002, participate in the Company’s defined contribution retirement plan, which covers certain full-time salaried employees.  Contributions are made at the discretion of the Board of Directors.

          For former Virginia Commonwealth employees, the Company has a noncontributory pension plan which conforms to the Employee Retirement Income Security Act of 1974 (“ERISA”).  The amount of benefits payable under the plan is determined by an employee’s period of credited service.  The amount of normal retirement benefit will be determined based on a pension equity credit formula. The employee receives credits based on age and years of service.  The plan provides for early retirement for participants with five years of credited service and the attainment of age 55. A participant who terminates employment with two or more years of credited service will be entitled to a benefit.  The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment upon retirement or separation of service.

          The following table shows the estimated annual benefits payable upon retirement based on the specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 2002, at age 65 (normal retirement date):

PENSION PLAN TABLE

		Years of Service

Average Compensation		10	15	20	25

$10,000		$1,264	$1,669	$1,973	$2,200
25,000		3,160	4,173	4,933	5,500
50,000		6,320	8,346	9,866	11,000
75,000		9,480	12,520	14,799	16,500
100,000		12,640	16,693	19,732	22,000
125,000		15,800	20,866	24,665	27,500
150,000		18,960	25,039	29,598	32,999
175,000		22,120	29,212	34,531	38,499
200,000	and above	25,280	33,385	39,464	43,999

          Compensation is limited to $200,000 in 2002 by the Internal Revenue Code. The estimated annual benefit payable under the Retirement Plan upon retirement is $32,617 and $26, 639 and for Messrs. Barham and Farrar, respectively, with Mr. Barham credited with 23 years of service, and Mr. Farrar credited with 30 years of service.

          The Company has a 401(k) Savings Plan. The plan’s primary purpose is to allow employees to save for retirement on a pre-tax basis.  The plan provides for matching contributions by the Company equal to 4% of the first 5% of salary reduction contributions made by the employee. The plan also provides for discretionary contributions to be made by the Company and allocated to participant accounts in proportion to the participant’s compensation.

          The Company has a Stock Incentive Plan under which options for the purchase of the Company’s stock, stock appreciation rights and restricted stock may be granted to key employees and directors of either former company.  The plan has reserved for issuance 750,000 shares of the Company’s common stock.  The plan requires that options be granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant.

          Virginia Commonwealth maintained an Employee Stock Ownership Plan (“ESOP”) under section 4975(e)(7) of the Internal Revenue Code.  Funds contributed by Virginia Commonwealth to the plan were allocated to participants using the ratio that the compensation of each participant bears to the total compensation of all the participants.  Effective October 17, 2002, the ESOP plan was terminated, and participants will receive distributions in 2003.

          The Company has a Non-Qualified Directors Deferred Compensation Plan.  This plan allows for the deferral of pre-tax income associated with payment of director fees. Directors may elect to defer all or a portion of their annual directors fees under this plan.  If so elected, monthly board fees are contributed directly to a trust with various investment options, and are held until such time as the director is entitled to receive a distribution.

          The Company has a Non-Qualified Executive Deferred Compensation Plan for key employees.  Pursuant to the plan, the President and select employees of the Company or its affiliates may defer receipt of a certain amount of pre-tax income and cash incentive compensation, for a period of not less than three years or until retirement, subject to termination of employment or certain other events, including an imminent change in control as defined in the plan.  The Company may elect to make matching contributions from time to time at the Board’s discretion.

          The Company’s Virginia Heartland Bank affiliate entered into supplemental retirement agreements with the bank’s former Chairman and President which provide benefits payable over fifteen years to begin at age sixty and sixty-five, respectively.  The agreements call for Virginia Heartland Bank to pay them each $45,000 for fifteen years upon retirement.

          The Company implemented an Executive Incentive Plan in 2002 under which key employees are eligible to receive incentive awards directly related to affiliate and Company profitability and budget performance. Compensation under the plan is calculated under pre-determined guidelines set by the Company’s Board of Directors.

Compensation of Directors

          During 2002, independent outside directors of the Company received a monthly fee of $1,000, and an additional $500 for each monthly board meeting attended. Directors received a fee of $200 for each committee meeting, and an additional fee of $400 for attendance at such meeting. If such committee meeting was held on the same day of the monthly board meeting, Directors receive a committee meeting fee of $200 and an additional $300 for attendance at such meeting.

Interest of Management and Board in Certain Transactions

          As of December 31, 2002, borrowings from the Company and its affiliates by all policy-making officers, directors, their immediate families, and affiliated companies in which they are shareholders amounted to approximately $9.72 million.  This amount represented 8.5% of the total equity capital and .9% of the total assets of the Company as of December 31, 2002.  These loans were made in the ordinary course of the Company’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility.  The Company expects to have similar banking transactions with directors, officers, principal shareholders and their associates in the future.

          During the year 2002, the Company paid $89,741 for legal services provided to an affiliate to the firm of Black, Noland and Read, P.L.C. of which Mr. Black is a partner. In addition, the Company paid $33,000 to Mr. Parrish for appraisal services provided to an affiliate.

Compensation Committee Interlocks and Insider Participation

          No member of the Board’s Personnel and Compensation Committee serves as an officer or employee of the Company or any of its affiliates.  No member of the Board’s Personnel and Compensation Committee has participated in the Company’s employee benefit plans, or was at any time within one year prior to his appointment eligible to participate in such plans. The Company paid $11,506 to the firm of Franklin, Williams and Cowan of which Mr. Williams is a partner.

Compensation Committee Report on Executive Compensation

          The Personnel & Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program and establishes the compensation levels of the Company’s executive officers.  The Committee consists of only non-employee Directors, who are appointed by the Board.

Compensation Philosophy

          The general philosophy of the Committee is to provide executive compensation that will enhance shareholder value, including annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity based compensation.  To this end, the Committee designs compensation plans and incentives to tie executive compensation to the Company’s performance and link the financial interests of the Company’s executive officers to the interests of its shareholders, to encourage support of the Company’s long-term goals, to attract and retain talented leadership and to encourage significant ownership of the Company’s common stock by executive officers.

          In making decisions affecting executive compensation, the Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals.  The Committee also considers the compensation practices of other bank holding companies.  Based upon these and other factors which it considers relevant, and in light of the Company’s overall long-term performance, the Committee has considered it appropriate, and in the best interest of the shareholders, to set the overall executive compensation slightly above the average of companies in the comparison group to enable the Company to continue to attract, retain and motivate the highest level of executive personnel.

          There are two primary types of compensation provided to the Company’s executive officers:

•

Annual compensation, which includes base salary, intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s performance.

•	Long-term compensation, which includes stock or other equity based compensation and long-term incentive awards intended to encourage actions that maximize shareholder value.

Annual Compensation

Base Salary

          Consistent with its stated philosophy, the Committee aims to position base salaries for the Company’s executive officers annually at levels that are slightly higher than the industry, with consideration of the performance of the Company, individual performance of each executive and the executive’s scope of responsibility in relation to other officers and key executives within the Company.  In selected cases, other factors may also be considered.

Annual Incentive Bonuses

          The Company’s Executive Incentive Plan provides for the payment of cash bonuses based on the Company’s performance in relation to predetermined objectives and individual executive performance for the year then ended.  Prior to the beginning of the fiscal year, the Committee establishes performance objectives related to the Company’s earnings, balance sheet growth and efficiency.  Based on the Company’s performance during 2002, compared with these objectives, $112,000 was paid under the Executive Incentive Plan.

Long-term Compensation

          The Committee is committed to long-term incentive programs for executives that promote the long-term growth of the Company.  The Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and capable executives.

Equity Based Compensation

          The Committee grants to executive officers options to purchase shares of the Company’s common stock under the Company’s Stock Incentive Plan adopted by the Company and its shareholders in 2002.  In 2002, the Committee granted options to Company executives to purchase an aggregate of 9,600 shares of the Company’s common stock.  These options were granted at an exercise price equal to the fair market value of the common stock on the date of grant, become exercisable in five cumulative annual installments commencing one year after the date of grant and expire ten years from the date of grant.

Compensation of Chief Executive Officer

          During 2002, the Company’s Chief Executive Officer received a base salary of $250,000, which represents a 31.6% increase over the annual base salary paid to him in 2001 as Chief Executive Officer of Virginia Commonwealth. This increase can be attributed to the Committee’s and Board’s perceived value of the position for the combined company.

          The Company’s Chief Executive Officer is eligible to participate in all of the Company’s long-term incentive programs.  During 2002, the Chief Executive Officer received stock options to purchase 7,100 shares of the Company’s common stock as shown on the Summary Compensation Table.  In addition, the Chairman of the Board and the Chief Executive Officer each received restricted share awards consisting of 6,402 and 1,035 shares that vest in three equal installments commencing one year after the date of grant.  The Summary Compensation Table includes additional information regarding the other compensation and benefits paid to the Company’s Chairman and Chief Executive Officer.

          Submitted on March 17, 2003 by the members of the Personnel and Compensation Committee of the Company’s Board of Directors.

Lee S. Baker

Fred D. Bowers, Chairman

E. Page Butler

Thomas F. Williams, Jr.

Audit Committee Report

          The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the current listing standards of the NASDAQ National Market.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

          The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the NASDAQ National Market regarding audit committee policies.  The Board of Directors will amend the audit committee charter, make any required membership changes, and any other changes if necessary, when the rules and standards are finalized to reflect additional requirements or changes from the proposals.

          The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors.  Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements.  The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

          The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2002 with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The Audit Committee has discussed with management, the independent auditors and the Company’s internal auditors the adequacy of the Company’s system of internal controls. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence.  The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

          The following fees were billed by Yount, Hyde & Barbour, P.C., the Company’s Certified Public Accountants, for services provided for the fiscal year ended December 31, 2002:

Audit Fees including reviews of Form 10-Qs	$92,219
Financial Information Systems Design and Implementation Fees	None
All Other Fees	$44,154

          Based on the reports and discussions described above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

          Submitted on March 17, 2003 by the members of the Audit Committee of the Company’s Board of Directors.

Benham M. Black

Gregory L. Fisher

Jan S. Hoover

H. Wayne Parrish, Chairman

STOCK PERFORMANCE GRAPH

          The following graph compares the Company’s shareholder return with the return of certain indices for the period beginning January 1, 1997 and ending December 31, 2002.

Virginia Financial Group, Inc.

Total Return Performance
Index Value
175
150
125
100
75
50
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
Virginia Financial Group, Inc.
S&P 500
SNL $1B-$5B Bank Index

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Virginia Financial Group, Inc.	100.00	110.29	143.30	116.23	95.75	131.68
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
SNL $1B-$5B Bank Index	100.00	99.77	91.69	104.05	126.42	145.94

          Shares of the Company’s common stock traded on the OTC Bulletin Board during 1996-2001, and thus were not traded on a national or regional exchange.  Trading was generally the result of private negotiation.  Accordingly, this graph is not necessarily indicative of how the Company’s common stock would have performed if it had traded on an exchange for the entire period.  On January 22, 2002, the Company’s common stock began trading on the Nasdaq National Market, and currently trades under the trading symbol VFGI.

PROPOSAL TWO
RATIFICATION OF SELECTION OF EXTERNAL AUDITORS

          The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2003.  Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 2002.  These services consisted primarily of the examination and audit of the Company’s financial statements, tax reporting assistance, and other audit and accounting matters.  Representatives of Yount, Hyde & Barbour, and P.C. are expected to attend the Annual Meeting and will have the opportunity to make a statement and to answer questions if they desire to do so.  The Board of Directors recommends that the shareholders vote FOR the appointment of Yount, Hyde & Barbour, P.C.

2004 ANNUAL MEETING OF SHAREHOLDERS

In accordance with the Company’s bylaws, the Company need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2004 Annual Meeting unless the proposal is received in writing by the Company’s Secretary at its office at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 on or before December 1, 2003.  In addition, if a shareholder intends to present a proposal for action at the 2004 Annual Meeting, the shareholder must notify the Company of this intention on or before December 1, 2003.

ANNUAL REPORTS TO SHAREHOLDERS

          The Company’s Annual Report to Shareholders for the year ended December 31, 2002, which includes the Company’s audited financial statements prepared in conformity with generally accepted accounting principles, is included herein.  A copy of the Company’s Annual Report on Form 10-K will be sent, without charge, to any shareholder upon written request to: Lee M. Kerns, Administrative Assistant, at 102 South Main Street, P. O. Box 71, Culpeper, Virginia  22701.

OTHER MATTERS

          Management knows of no other business to be brought before the Annual Meeting.  Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

REVOCABLE PROXY

Virginia Financial group, inc.

PLEASE MARK VOTES

AS IN THIS EXAMPLE

Annual Meeting of Shareholders

April 28, 2003

THIS PROXY IS SOLICITED on behalf OF

THE BOARD OF DIRECTORS

With-    For All

For    hold      Except

1. To elect six (6) Class II directors to serve until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.

Nominees:

Harry V. Boney, Jr.	Fred D. Bowers
Taylor E. Gore	Jan S. Hoover
W. Robert Jebson, Jr.	H. Wayne Parrish

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For    Against    Abstain

Please be sure to sign and date

this Proxy in the box below.

Stockholder sign above

Co-holder (if any) sign above

2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the Annual meeting or any adjournment thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all director nominees and for approval of Proposal Two. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

Detach above card, sign, date and mail in postage paid envelope provided.

Virginia Financial Group, Inc.

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Act promptly

Sign, Date and mail your proxy card today.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.